EXHIBIT 5.2

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

November 27, 2006

Banco Santander-Chile
Bandera 140
Santiago, Chile

Ladies and Gentlemen:

     We are acting as special United States counsel to Banco Santander-Chile (the “Bank”) in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on the date hereof by the Bank for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), for the sale from time to time, of the Bank’s (a) debt securities (the “Debt Securities”) and (b) shares of common stock, without par value, including shares represented by American Depositary Shares (the “Common Stock”, and together with the Debt Securities, collectively, the “Securities”). The Debt Securities are to be issued pursuant to an Indenture (the “Indenture”) between the Bank and Deutsche Bank Trust Company Americas, as Trustee, dated as of December 9, 2004.

     We have examined the originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Bank and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Upon the basis of the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

     (1) Assuming the existence and good standing of all parties to the Indenture and their power to enter into the Indenture and to issue and authorize the Debt Securities, and assuming the due authorization, and, insofar as Chilean law is concerned, due execution and delivery by all such parties of the Indenture, when the specific terms of a particular Debt Security have been duly authorized and established in accordance with the Indenture and such Debt Security has been duly authorized, executed and authenticated in accordance with the terms of the Indenture and duly delivered to and paid for by the purchasers thereof in the manner described in the applicable prospectus supplement relating to such Debt Security, such Debt Security will, insofar as New York law is concerned, constitute a valid and binding obligation of the Bank enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights and equitable principles of general applicability.

Banco Santander-Chile	2	November 27, 2006

     In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Bank shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell